UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 12, 2010

SPARTAN STORES, INC.
(Exact name of registrant as
specified in its charter)

Michigan (State or other jurisdiction of incorporation)	000-31127 (Commission File Number)	38-0593940 (IRS Employer Identification no.)

850 76th Street, S.W. P.O. Box 8700 Grand Rapids, Michigan (Address of principal executive offices)	49518-8700 (Zip Code)

Registrant's telephone number,
including area code:  (616) 878-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          On October 12, 2010 the Board of Directors of Spartan Stores, Inc. (the "Company") appointed Wendy A. Beck and Yvonne R. Jackson as directors of the Company for a term expiring in at the Company's annual meeting of shareholders to be held in 2011. In addition, the Board of Directors appointed Ms. Beck to the Audit Committee and appointed Ms. Jackson to the Compensation Committee and the Nominating and Corporate Governance Committee.

          Neither Ms. Beck nor Ms. Jackson was selected as a director pursuant to any arrangements or understandings between either of them and any other person. There are no transactions in which either Ms. Beck or Ms. Jackson has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Beck and Ms. Jackson will receive compensation for service as a director consistent with the policies and practices described under the caption "Compensation of Directors" in the Company's Definitive Proxy Statement filed with the United States Securities and Exchange Commission on June 25, 2010.

          The Company issued a press release announcing the appointments, the full text of which is attached as Exhibit 99.1 to this report.

Item 8.01	Other Events.

          With the appointment of Ms. Beck and Ms. Jackson to the Board of Directors, as disclosed in Item 5.02 above, the number of directors increases from eight to ten. Eight members of the Company's Board of Directors are "independent directors" under the rules of the Nasdaq Stock Market.

Item 9.01.	Financial Statements and Exhibits.

	(d)	Exhibits: The following document is attached as an exhibit to this report on Form 8-K:

	99.1	Press Release dated October 14, 2010.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 14, 2010	SPARTAN STORES, INC.

	By	/s/ David M. Staples
David M. Staples Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release dated October 14, 2010.